UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2013

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In response to numerous questions from investors, on March 1, 2013, the Board of Trustees, or the Board, of CommonWealth REIT, or the Company, adopted amended and restated bylaws of the Company, or the Amended and Restated Bylaws, effective that same day.

The Amended and Restated Bylaws clarify that a shareholder seeking to take action to remove one or more Trustees must comply with the same bylaw requirements as a shareholder making a nomination of an individual for election to the Board.  The Amended and Restated Bylaws also make certain procedural adjustments to the record date and solicitation period for any shareholder action by written consent in order to afford a reasonable time for shareholders to consider a consent solicitation statement and a consent revocation statement.

The foregoing description of the Company’s Amended and Restated Bylaws is not complete and is subject to and qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1, and which Amended and Restated Bylaws are incorporated herein by reference.  In addition, a marked copy of the Company’s Amended and Restated Bylaws indicating changes made to the Company’s bylaws as they existed immediately prior to the adoption of those Amended and Restated Bylaws is attached as Exhibit 3.2.

Item 8.01.             Other Events.

Equity Offering

On February 28, 2013, the Company issued a press release announcing that the underwriters involved in the Company’s previously announced public offering, or the Equity Offering, have exercised their option in full to purchase an additional 4,500,000 common shares of beneficial interest. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference. A prospectus supplement relating to the Equity Offering has been filed with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Tender Offer

On March 1, 2013, the Company issued a press release, or the Tender Offer Press Release, announcing that it has increased the aggregate purchase limit from $450,000,000 to $650,000,000 in aggregate principal amount, or the Maximum Tender Amount, of its previously announced tender offer, or the Tender Offer, to purchase for cash its 5.75% Senior Notes due February 15, 2014, 6.40% Senior Notes due February 15, 2015, 5.75% Senior Notes due November 1, 2015 and 6.25% Senior Notes due August 15, 2016, or, together, the Senior Notes, subject to the terms and conditions set forth in the offer to purchase, as amended by the Tender Offer Press Release, and letter of transmittal related to the Tender Offer. A copy of the Tender Offer Press Release is filed herewith as Exhibit 99.2 and is incorporated into this Item 8.01 by reference. This Current Report on Form 8-K is not an offer to buy or solicitation of an offer to sell any of the Senior Notes subject to the Tender Offer.

Legal Proceedings

On February 28, 2013, a complaint, or the Complaint, was filed in the United States District Court for the District of Massachusetts by the Delaware County Employees Retirement Fund, individually and derivatively on behalf of the Company, against current and former trustees of the Company, certain officers of the Company and Reit Management & Research LLC, the Company’s manager, seeking numerous types of relief.  For reference, a copy of the Complaint is attached as Exhibit 99.3 hereto.  The Complaint referred to in this Current Report was not prepared by the Company and is the responsibility of the Delaware County Employees Retirement Fund, and the Company does not endorse or confirm, and is not responsible for, any of its contents.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL. FOR EXAMPLE:

•                  THIS CURRENT REPORT REFERS TO THE SALES OF COMMON SHARES IN THE EQUITY OFFERING. THE CLOSINGS OF THESE SALES ARE SUBJECT TO VARIOUS CONDITIONS CUSTOMARY IN TRANSACTIONS OF THIS TYPE. IF THESE CONDITIONS ARE NOT SATISFIED, THESE SALES MAY NOT CLOSE. IN ADDITION, LITIGATION HAS BEEN COMMENCED AGAINST THE COMPANY SEEKING, AMONG

OTHER THINGS, TO ENJOIN ITS BOARD OF TRUSTEES FROM IMPLEMENTING THE EQUITY OFFERING OR RESCIND THE EQUITY OFFERING SHOULD IT BE COMPLETED. THERE CAN BE NO ASSURANCE THAT THE EQUITY OFFERING WILL BE CONSUMMATED, THAT IT WILL NOT BE DELAYED OR THAT THE TERMS WILL NOT CHANGE.

•                  THIS CURRENT REPORT REFERS TO THE INCREASE OF THE MAXIMUM TENDER AMOUNT FOR THE COMPANY’S TENDER OFFER TO PURCHASE SENIOR NOTES FROM $450,000,000 TO $650,000,000 IN PRINCIPAL AMOUNT. THE COMPANY MAY PURCHASE FEWER SENIOR NOTES, TERMS OF THE TENDER OFFER MAY CHANGE OR THE TENDER OFFER MAY BE TERMINATED. IN ADDITION, THE TENDER OFFER IS SUBJECT TO THE COMPLETION OF THE EQUITY OFFERING. FURTHER, LITIGATION HAS BEEN COMMENCED AGAINST THE COMPANY TO, AMONG OTHER THINGS, ENJOIN ITS CONSUMMATION OF THE TENDER OFFER AND, AS NOTED ABOVE, THE EQUITY OFFERING.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Amended and Restated Bylaws of CommonWealth REIT adopted March 1, 2013

3.2	Amended and Restated Bylaws of CommonWealth REIT adopted March 1, 2013 (marked copy)

99.1	Press release dated February 28, 2013

99.2	Press release dated March 1, 2013

99.3	Complaint filed on February 28, 2013 by Delaware County Employees Retirement Fund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Date:  March 1, 2013